SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12



                              IES INDUSTRIES INC.
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                (Name of Registrant as Specified In Its Charter)

- -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per  Exchange  Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),
    14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:
- -------------------------------------------------------------------------------
(2)      Aggregate number of securities to which transaction applies:
- -------------------------------------------------------------------------------
(3)      Per  unit  price  or other  underlying  value  of  transaction computed  pursuant  to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated  and state how it was determined):
- -------------------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:
- -------------------------------------------------------------------------------
(5)      Total fee paid:
- -------------------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.
[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:

         $453,367
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(2)      Form, Schedule or Registration Statement No.:

         PRELIMINARY PROXY MATERIALS of WPL HOLDINGS, INC., IES INDUSTRIES INC. and INTERSTATE POWER COMPANY and JOINT PROXY STATEMENT of WPL HOLDINGS, INC., IES INDUSTRIES INC. and INTERSTATE POWER COMPANY AND PROSPECTUS of WPL HOLDINGS, INC. and INTERSTATE POWER COMPANY, ALL ON FORM S-4 FILE NO. 333-07931
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(3)      Filing Party:

         IES INDUSTRIES INC, WPL HOLDINGS, INC and INTERSTATE POWER COMPANY
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(4)      Date Filed:
         JANUARY 18, 1996 and JULY 11, 1996
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         [IES INDUSTRIES LETTERHEAD]



Dear Fellow Employees

I am pleased to report to you that your Board has unanimously approved revised terms to the merger agreement with WPLH and Interstate Power to create the regional powerhouse, Interstate Energy Corporation. Under the new terms, IES shareholders will receive 1.14 shares of Interstate Energy stock for each share of IES held at the time of the exchange. The previous exchange ratio was 1.01 shares of Interstate Energy common stock for each share of IES, common stock. The new exchange ratio translates into a value of approximately $36.20 per IES share, based on the August 14 WPL Holdings closing price of $31.75. Under the new terms, IES shareholders will receive an initial annual cash dividend valued at $2.25 for each share of IES common stock now held.

Most significantly, we are going forward with a merger that has strategic advantages benefiting you--our employees--our customers and communities, as well as our shareholders. We will be well-positioned for accelerated growth, with enhanced financial flexibility and an increased regional presence. Interstate Energy will be 60% Iowa-owned and Iowa-based. IES has committed to a three-year electric price freeze throughout Iowa, so our customers here are protected from sudden increases. I can also assure you that Interstate Energy will continue IES's long-standing commitment to attracting new business to Iowa, creating job opportunities in the state and increasing demand for the energy we produce.

At the same time, your Board also unanimously rejected an I 11th hour hostile takeover attempt by MidAmerican Energy Co. of Des Moines. The Board concluded that the MidAmerican proposal was inferior to the Interstate Energy merger from a financial point of view and viewed with concern the impact of the transaction on the shareholders, customers, employees and the communities IES has served for more than 100 years.

Your Board believes MidAmerican's attempt to take over IES is nothing less than an attempt to use our own assets and strategic positioning to improve their stagnant growth and vulnerable market position. The Board steadfastly refuses to allow this hostile suitor to take advantage of this company and its success, which all of us have worked together to create.

While a hostile takeover attempt invariably generates publicity which can be distracting, it is obviously essential that all of us at IES remain clearly focused on our number one mission: providing the best possible service to our customers


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and  communities.  With your support,  we are confident that IES will prevail in securing  the bright  future  afforded  by the merger  with WPLH and  Interstate
Power.

Sincerely,

Lee Liu



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